EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report, dated November 10, 2004, included in this Form 10-KSB in the previously filed Registration Statement of Dimensional Visions Incorporated on Form S-8 (File No. 333-115815, effective May 24, 2004).


/s/ Shelley International CPA
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Shelley International CPA
Mesa Arizona
November 15, 2004